                                                            Exhibit 99.4



                        UNITED STATES OF AMERICA
                               Before the
                  COMMODITY FUTURES TRADING COMMISSION


                              : CFTC Docket No. 95-2
In the Matter of              : COMPLAINT PURSUANT TO
BT SECURITIES CORPORATION,    : SECTIONS 6(c) AND 6(d)
                              : OF THE COMMODITY EXCHANGE
                              : ACT AND OPINION AND ORDER
                              : ACCEPTING OFFER OF
                              : SETTLEMENT, MAKING FINDINGS
                 Respondent.  : AND IMPOSING REMEDIAL SANCTIONS1


                                   I.

     The Commodity Futures Trading Commission's ("Commission") Division of Enforcement ("Division") alleges and the Commission finds that:2


     1By virtue of the simultaneous filing of this Complaint and Opinion and Order, no Notice of Hearing has been issued by consent of the Respondent.

     2In anticipation of the filing of this Complaint, BT Securities has submitted an Offer of Settlement ("Offer") which the Commission has determined to accept. In BT Securities' Offer, without admitting or denying the allegations of the Complaint, BT Securities acknowledges service of the Complaint; admits the jurisdiction of the Commission with respect to the matters set forth in the Complaint; waives a hearing, and all post-hearing procedures, judicial review by any court, and any objection to the staff's participation in the Commission's consideration of the Offer; and stipulates that the record basis on which this Complaint and Opinion and Order (hereinafter referred to as the "Opinion and Order") is entered consists of the findings consented to in the Offer, which are incorporated in this Opinion and Order.

     In its Offer, BT Securities agrees that these findings may be used solely for the purpose of this proceeding and in any other proceeding brought by the Commission or to which the Commission is a party; provided, however, that BT Securities does not consent to the use of this Opinion and Order or its Offer as the sole basis for any other proceeding brought by the Commission.
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A.   RESPONDENT

      1. Respondent BT Securities is a corporation organized under the laws of the State of Delaware with its principal place of business at 130 Liberty Street, New York, New York 10006. BT Securities is registered with the U.S. Securities and Exchange Commission ("SEC") as a broker-dealer.

B.   OTHER RELEVANT ENTITIES

     2. Bankers Trust Company ("Bankers Trust") is a banking corporation organized under the laws of the State of New York with its principal place of business located at 280 Park Avenue, New York, New York 10017. Bankers Trust was counterparty to each derivative that BT Securities sold to Gibson.

     3. All of the outstanding stock of both Bankers Trust and BT Securities is owned by Bankers Trust New York Corporation ("BTNY"), a publicly traded bank holding company organized under the laws of the State of New York with its principal place of business located at 280 Park Avenue, New York, New York 10017. For some purposes, the results of operation of Bankers Trust, BT Securities and other companies are reported on a consolidated basis by BTNY. At year-end 1993, BT Securities accounted for 28% of the consolidated assets of BTNY.

     4. Gibson Greetings, Inc. ("Gibson") is a corporation organized under the laws of the State of Delaware with its principal place of business at 2100 Section Road, Cincinnati, Ohio 45237. Gibson's primary business is manufacturing and selling greeting cards and gift wrap in the United States and abroad.

C.   FACTS

     5. This matter involves violations of the antifraud provisions of the federal commodity laws in connection with transactions in privately negotiated over-the-counter derivatives sold by BT Securities to Gibson.3

     1.   Background

     6. In May 1991, Gibson issued and privately placed $50 million of senior notes with an interest rate of 9.33% and annual serial maturities from 1995 through 2001 ("the notes"). After the issuance of these notes, interest rates declined. Because the



     These findings are not binding on any other person or entity named as a defendant or respondent in any other proceeding.

     3This matter does not involve any finding or conclusion relating to the suitability of the derivative products described herein for Gibson. In addition, this Order does not affect, in any way, the legality or enforceability of swap transactions.






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notes could not be prepaid for a number of years, Gibson began to explore the possibility of engaging in interest rate swaps to effectively reduce the interest rate paid on the notes. In connection with those efforts, Gibson sought proposals from a number of entities, and eventually decided to purchase derivatives from BT Securities.

      7. From November 1991 to March 1994, representatives of BT Securities 4 proposed, and Gibson entered into, approximately 29 derivatives transactions, including amendments to existing derivatives, and termination of derivatives or portions thereof. Over time, the derivatives sold by Gibson by BT Securities became increasingly complex, risky and intertwined. Many had leverage factors which caused Gibson's losses to increase dramatically with relatively small changes in interest rates. These transactions included derivatives sometimes described as the ratio swap, periodic floor, spread lock 1 and 2, Treasury-linked swap, knock-out call option, LIBOR-linked payout, time swap and wedding band 3 and 6. These transactions, as well as the initial "plain vanilla" swap transactions, are described in Appendix A attached hereto.

      8. The derivatives that BT Securities sold to Gibson were customized and did not trade in any market. As a result, Bankers Trust used sophisticated computer models to establish values for those derivatives. Such values, as adjusted 5, were reflected in the financial statements of BTNY, the parent of BT Securities. Gibson, however, did not have the expertise or computer models needed to value the derivatives it purchased from BT Securities. Instead, as BT Securities knew, Gibson used the information provided by BT Securities about the value of its derivatives positions to evaluate particular transactions and to prepare its financial statements.



      4The BT Securities' Representatives referred to in this Order were primarily the persons responsible for handling the Gibson account.

      5The value of Bankers Trust's derivatives portfolio, as reflected on BTNY's 1992 financial statements, was adjusted by general reserves intended to reflect market risk, model risk, operations cost, as well as other valuation considerations, and general credit reserves. These reserves did not reflect any differential between values quoted to Gibson and the computer model value of Gibson's positions.

      On BTNY's 1993 financial statements, the value of Bankers Trust's derivatives portfolio was adjusted by general reserves and by specific reserves intended to reflect the differential between the "quoted values" of positions and the computer model values. With respect to Gibson, the specific reserve reflected 25% of the differential between the computer model value and the "quoted value" of Gibson's position at the end of November 1993.






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      9.   BT Securities has stated that it also quoted prices at
which derivatives transactions could be terminated or "torn up." These prices might vary from the computer model values to reflect, among other factors, market conditions, hedging costs, credit concerns, or discounts offered to customers for competitive reasons. Bankers Trust has stated that its policy was that it was willing to execute on the basis of a quoted termination or "tear-up" price. However, in 1993, Bankers Trust tore up only two transactions at prices below the computer model value, and none of the transactions with Gibson, except for the final restructuring transaction in March 1994, were executed at less than computer model values.

     10. The combination of Gibson's frequent trades on terms favorable to Bankers Trust made Gibson a particularly lucrative customer for BT Securities. During 1993 alone, the BT Securities managing director dealing with Gibson generated approximately $8 million in derivatives revenues from Gibson, out of a total of approximately $20 million from all of his derivatives customers that year. BT Securities generated overall revenues of approximately $13 million from these transactions with Gibson.

      2.   Provision of Inaccurate Valuations to Gibson

     11. BT Securities' representatives made material misrepresentations and omissions in the offer and sale of derivatives to Gibson. During the period from October 1992 to March 1994, BT Securities' representatives misled Gibson about the value of the company's derivatives positions by providing Gibson with values that significantly understated the magnitude of Gibson's losses. As a result, Gibson remained unaware of the actual extent of its losses from derivatives transactions and continued to purchase derivatives from BT Securities. In addition, the valuations provided by BT Securities' representatives caused Gibson to make material understatements of the company's unrealized losses from derivative transactions in the notes to its 1992 and 1993 financial statements.

     12. In a conversation on February 23, 1994 taped by an internal BT Securities taping system, a BT Securities managing director discussed the "differential" between the computer model value of Gibson's positions and the valuation provided to Gibson:

      I think that we should use this [a downward market price movement] as an opportunity. We should just call
[the Gibson contact], and maybe chip away at the differential a little more. I mean we told him $8.1 million when the real number was 14. So now if the real number is 16, we'll tell him that it is 11. You know, just slowly chip away at that differential between what it really is and what we're telling him.






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Later the same day, the managing director stated, in response to a question about whether he intended to provide Gibson with values for its positions that day:

       I want to. And the reason is that -- the problem is that we are too far away between what he thinks it is and what reality is.

       And, you know, if this continues on and on like this, we're going to have to start unwinding. And I don't think that we want to be in a position of unwinding something that's worth, I'm exaggerating, but worth 20 million, and he thinks it's 11 [million]. You know, we gotta try and close that gap. And I think that on days where there's a big move, it's an opportunity to close the gap....

       [I]f the market hadn't changed at all, or was just kind of dottering around within a couple of ticks, then you know, there's nothing that we can really say. He is going to keep thinking that it is around 8.1 [million], when it is really 14 [million]....

       You know, which is what it was yesterday. But when there's a big move, you know, if the market backs up like this, and he is down another 1.3, we can tell him he is down another 2. And vice versa. If the market really rallies like crazy, and he's made back a couple of million dollars, you can say you have only made back a half a million.

      13. On two occasions when Gibson sought valuations for the specific purpose of preparing its financial statements, representatives of BT Securities provided Gibson with valuations that differed by more than 50% from the value generated by the computer model value and recorded on Bankers Trust's books. In early February 1993, Gibson asked representatives of BT Securities for the value of its derivatives as of December 31, 1992 and stated that the information would be used in preparing Gibson's 1992 year-end financial statements. As of December 31, 1992, Bankers Trust's books reflected a negative value of $2,129,209 for Gibson's derivatives positions. BT Securities, however, provided Gibson with a "mark-to-market" value for the derivatives positions of a negative $1,025,000, a difference of $1,104,209, or 52%.

      14. The value that BT Securities provided to Gibson as of December 31, 1992 related to the ratio swap, and the periodic floor.

      15. The next fiscal year, in a letter dated December 31, 1993, Gibson asked representatives of BT Securities to provide Gibson with the value of Gibson's derivatives as of that date to use in preparing Gibson's 1993 year-end financial statements. As of December 31, 1993, Bankers Trust's books reflected a negative







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value of $7,470,886 for Gibson's derivatives positions.
Representatives of BT Securities, however, provided Gibson with a "mark-to-market" value for the derivatives positions of a negative $2,900,000, a difference of $4,570,866, or 61%.

      16. The value that BT Securities provided to Gibson as of December 31, 1993 related to spread lock 1 and wedding band 3.

      17. On October 1, 1992, BT Securities and Gibson entered into the ratio swap. BT Securities represented to Gibson that the ratio swap had a negative value to Gibson as of December 31, 1992 of $975,000. In fact, as of December 31, 1992, Bankers Trust's computer models showed that the ratio swap had a negative value to Gibson of $2,003,929.

      18. By mid-February 1993, according to Bankers Trust's computer models the value of the ratio swap had improved to a negative value of $138,000 to Gibson. However, BT Securities failed to inform Gibson of the improvement in the value of the ratio swap at the time BT Securities presented proposals for restructuring the ratio swap. Unaware of this information, Gibson entered into Treasury-Linked Swap on February 19, 1993 as a means of reducing the risk on the ratio swap.

      19. In return for entering into the Treasury-Linked Swap, the maturity of the ratio swap was shortened from five years to four years. On February 19, 1993, the day Gibson entered into the Treasury-Linked Swap, Bankers Trust's books and computer models indicated that the fifth year of the ratio swap had a negative value to Gibson of $851,700. At the time, BT Securities' representatives knew that Gibson would incur a loss of $2.1 million, composed of an unrealized loss and transactional charges, built into the structure of the Treasury-Linked swap.
BT Securities' representatives also knew that Gibson was unaware that it would incur the unrealized loss.

      20. On August 4, 1993, Gibson agreed to enter into the time swap. As part of the transaction, Gibson agreed to terminate the periodic floor entered into on October 30, 1992, and amend the knock-out call entered into on June 10, 1993. BT Securities' representatives had proposed that Gibson enter into the transactions to preserve an opportunity for "substantial" gain.
BT Securities' representatives knew that, as a result of these transactions, Gibson would sustain approximately $1.4 million in unrealized losses built into the structure of the time swap, but failed to disclose that information to Gibson. The cost of entering into the time swap was almost equal to Gibson's maximum possible profit on the knock out call.

      21. Approximately one week later, as the yield on the 30-year U.S. Treasury security continued to decline, BT Securities' representatives proposed that Gibson again amend the knock-out call, this time in exchange for adjusting the leverage factor in the time swap. On August 12, 1993, Gibson accepted the proposal







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and entered into an amendment of the knock-out call and increased the leverage factor in the time swap. By entering into these transactions, Gibson unknowingly sustained unrealized losses of approximately $89,000.

     22. Several weeks later, BT Securities' representatives proposed that Gibson enter into yet another amendment to the knockout call, in exchange for restructuring the time swap. A BT Securities representative told Gibson that the time swap "continues to look pretty good." In fact, at that time, the time swap held a substantial negative value to Gibson.

     23. Gibson agreed to purchase the amendment to the knock-out call on August 26, 1993 by entering into another amendment to the time swap. By entering into these transactions, Gibson unknowingly incurred unrealized losses and transactional charges of approximately $578,000. The next day Gibson agreed to terminate the knock-out call and was paid $475,000 by Bankers Trust. In the three amendments to the knock-out call, Gibson unknowingly incurred unrealized losses of $3 million built into the structure of the time swap. In comparison, the maximum possible payout of the barrier option never exceeded $2.3 million.

     24. On January 11, 1993 and May 6, 1993, BT Securities and Gibson entered into spread lock 1 and 2, respectively. In September 1993, BT Securities recommended that Gibson amend each spread lock to reduce the amount of Gibson's payment to Bankers Trust on the swaps. On September 22, 1993, BT Securities and Gibson amended and restructured spread locks 1 and 2 by entering into wedding band 3. On the same day, Bankers Trust's books showed a positive value for Gibson of the amendments to the spread locks of approximately $380,00, and a negative value for Gibson of wedding band 3 of approximately $1.4 million. Thus, by entering into these transactions Gibson unknowingly incurred an unrealized loss and transactional charges of approximately $1,020,000.

     25. On January 14, 1994, BT Securities and Gibson terminated spread lock 1 and 2 and the time swap, and entered into the LIBOR linked payout and wedding band 6. On January 13, BT Securities representatives misled Gibson by stating that Gibson would not go "further in the hole" by entering these new positions when, in fact, Gibson immediately incurred an additional unrealized loss of approximately $4,954,000.

     26. On February 23, 1994, BT Securities' representatives told Gibson that the value of Gibson's derivatives portfolio was negative $8.1 million when, in fact, the value that Bankers Trust carried on Bankers Trust's books on that date was negative $15.45 million.

     27. On February 25, 1994, BT Securities' representatives told Gibson that the value of Gibson's derivatives portfolio was negative $13.8 million when, in fact, the value that Bankers
Trust







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carried on Bankers Trust's books on that date was negative $16.25 million.

     3.   Commodity Trading Advisor

     28. BT Securities' managing director for the Gibson account told his supervisor in February 1994 that, "from the very beginning, [Gibson] just, you know, really put themselves in our hands like 96% . . . . And we have known that from day one."  The managing director also told the Bankers Trust relationship officer responsible for the Gibson account that "these guys [Gibson] have done some pretty wild stuff. And you know, they probably do not understand it quite as well as they should. I think that they have a pretty good understanding of it, but not perfect. And that's like perfect for us."

      29. By the statements contained in paragraph 28, representatives of BT Securities acknowledged that they had entered into an advisory relationship with Gibson which, under the facts and circumstances of this case, is sufficient to cause BT Securities to have become a commodity trading advisor with respect to its derivatives transactions with Gibson.


                            COUNT I

           VIOLATIONS OF SECTION 4o(1)(A) OF THE ACT:
           FRAUDULENT MISREPRESENTATIONS AND OMISSIONS IN
           CONNECTION WITH DERIVATIVES.

      30. By virtue of the conduct described above, BT Securities, a commodity trading advisor, during the period from at least October 1992, and continuing through at least March 1994, by use of the mails and the means and instrumentalities of interstate commerce, directly and indirectly has employed devices, schemes, and artifices to defraud Gibson in violation of
Section 4o(1)(A) of the Act, 7 U.S.C. 6o(1)(A).


                               II.

                            FINDINGS

      Solely on the basis of the consent evidenced by the Offer, and without any adjudication on the merits, the Commission finds that BT Securities has violated Section 4o(1)(A) of the Act, 7
U.S.C. sec. 6.o(1)(A).







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                               III.

                              ORDER

      Accordingly, IT IS HEREBY ORDERED THAT:

      1.   BT Securities shall cease and desist from violating
section 4o(1)(A) of the Act, 7 U.S.C. sec. 6o(1)(A).

      2. BT Securities shall pay a civil penalty of $10 million within two business days of the issuance of this Order.6

      3. BT Securities shall comply with the following undertakings:

           a. BT Securities shall retain at its expense, within 30 days of the entry of this Order, an independent consultant, acceptable to the Commission and the SEC,7 to review and make recommendations concerning (i) BT Securities' compliance policies and procedures related to the marketing, offer, sale, purchase, amendment, termination or valuation of privately negotiated over-the-counter derivative products, (ii) any and all improper conduct engaged in by BT Securities with respect to the marketing, offer, sale, purchase, amendment, termination or valuation of privately negotiated over-the-counter derivative products from January 1991 to the present, and (iii) any disciplinary actions against individuals that may be warranted in view of events or conduct involved in the marketing, offer, sale, purchase, amendment, termination or valuation of privately negotiated over-the-counter derivative products by BT Securities;

          b. BT Securities and its affiliates shall cooperate fully with the consultant, including obtaining the cooperation of BT Securities' employees or other persons under its control. BT
Securities shall place no restrictions on the consultant's communications with Commission staff;

          c.  BT Securities shall require the consultant, at BT
Securities' expense, to prepare a report setting forth his or her




      6The $10 million paid pursuant to this Order will also satisfy BT Securities' payment obligation under a related Order issued by the SEC.

      7The SEC's Order will contain a similar requirement to retain an independent consultant and to implement the consultant's recommendations concerning Respondent's compliance procedures. Respondent may retain a single consultant acceptable to both the Commission and the SEC for this purpose, which shall jointly satisfy the requirements of this Commission's Order and the requirements of the SEC's Order.







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findings, analysis and recommendations as to the matters
described in paragraph 3a above;

          d. BT Securities shall require the consultant to deliver the report within six months of the issuance of this Order to (i) BT Securities, (ii) the Boards of BT Securities, Bankers Trust and BTNY, and (iii) Commission staff, which may make such further use thereof as it may in its discretion deem appropriate;

          e. BT Securities shall adopt all recommendations by the consultant in the report within six months after its issuance, including the recommendations for disciplinary action; provided, however, that as to any of the consultant's recommendations that BT Securities determines is unduly burdensome or impractical, BT Securities may suggest an alternative procedure designed to achieve the same objective, submitted in writing to the consultant and to Commission staff. The consultant shall reasonably evaluate BT Securities' alternative procedure. BT Securities will abide by the consultant's determination with regard thereto and adopt those recommendations deemed appropriate by the consultant. BT Securities shall, within six months after the issuance of the consultant's report, in a letter to Commission staff, attest to, and set forth the details of, its implementation of the recommendations contained in the report; and

          f. BT Securities, Bankers Trust Company, Bankers Trust New York Corporation and any affiliated entity thereof (collectively the "BT Entities") shall cooperate with the staff of the Commission in such further investigations and inspections as the Commission shall determine to pursue relating to the marketing, offer, sale, purchase, amendment, termination or valuation of privately negotiated over-the-counter derivative products by BT Securities, arising out of or relating to conduct which occurred before the date of the Offer. Furthermore, the BT Entities shall actively seek the cooperation of all employees, agents and representatives of the BT Entities in any such investigations or inspections. At the request of the Commission's staff, the BT Entities shall appear and testify, and shall use their best efforts to obtain the appearance and testimony of their employees, agents and representatives, at any investigative testimony, deposition, hearing or trial.

By the Commission.



                             /s/ Jean Webb
                             Jean Webb
                             Secretary


Dated:  December 22, 1994







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                            Appendix A

      The following is a list and description of derivatives transactions entered into between Bankers Trust and Gibson
Greetings during the period November 1991 through March 1994:

          1.  The Plain Vanilla Swap Transactions

      Bankers Trust and Gibson entered into the master swap agreement on November 12, 1991. On the same day, Gibson and Bankers Trust entered into two interest rate swaps, a two year and a five year swap each with a notional amount of $30 million. These contracts are referred to as the plain vanilla swaps.

      The plain vanilla swap agreement provided that, commencing on June 1, 1992 and thereafter semi-annually each first calendar day of June and December, up to and including the termination day of December 1, 1993, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Gibson would pay Bankers Trust a fixed payment of 5.91% times $30 million while Bankers Trust would pay Gibson the 6-month London Inter-Bank Offered Rate ("LIBOR rate") times $30 million.

      The other plain vanilla swap agreement provided that, commencing on June 1, 1992 and thereafter semi-annually each 1st calendar day of June and December, up to and including the termination date of December 1, 1996, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Bankers Trust would pay Gibson a fixed payment of 7.12% times $30,000,000 while Gibson would pay Bankers Trust the 6-month LIBOR rate times $30,000,000.

       On January 22, 1992 the terms of the swap agreement were amended to specify that Gibson would pay "late LIBOR" in exchange for increasing Bankers Trust's fixed payment rate to 7.19%. On July 7, 1992 the two parties canceled both plain vanilla swaps with Bankers Trust making a payment of $260,000 to Gibson.

          2.  The Ratio Swap (Transaction 2963)

       On October 1, 1992, Bankers Trust and Gibson entered into the ratio swap with the following terms. Commencing on April 5, 1993 and thereafter semi-annually each 5th calendar day of each October and April, up to and including the termination date of October 5, 1997, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Bankers Trust would pay Gibson a fixed payment of 5.50% times $30,000,000 while Gibson would pay Bankers Trust the 6-month LIBOR rate squared divided by 6% times $30,000,000, i.e., [(LIBOR x LIBOR)/6%] x $30,000,000. The first two payments on the contract were set from the outset at 1.581% and 1.893%, respectively, based on annualized LIBOR rates of 3.08% and 3.37%.







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

     The ratio swap was amended three times to shorten the termination date of the agreement before being canceled. On February 19, 1993 the termination date of the contract was changed to April 5, 1996 in exchange for entering into the Treasury Linked Swap discussed below. On February 23 the termination date was changed to April 6, 1995. On March 1, 1993 the termination date was changed to April 6, 1994. On April 21, 1993 the two parties canceled the contract with Bankers Trust making a payment of $978,429.09 to Gibson.

          3.  The Periodic Floor (Transaction 10491-7916A)

      On October 30, 1992 Bankers Trust and Gibson entered into the periodic floor. Commencing on October 6, 1993 and thereafter semi-annually each 6th calendar day of each October and April, up to and including the termination date of October 6, 1997, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Bankers Trust would pay Gibson a floating payment of 6-month LIBOR plus .28% times $30,000,000 while Gibson would pay Bankers Trust the 6-month LIBOR rate as long as the 6-month LIBOR rate was not more than .15% points lower than the LIBOR rate on the immediately preceding swap coupon calculation date.

      On August 4, 1993, the two parties canceled the periodic floor transaction and entered into the time swap and amended the knock-out call described below.

          4.  Spread Lock 1 (Transaction 10619-8044A)

      On January 11, 1993 Bankers Trust and Gibson entered the spread lock transaction. Commencing on May 15, 1995 and thereafter semi-annually each 15th calendar day of May and November, up to and including the termination date of November 15, 2001, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Bankers Trust would pay Gibson a fixed payment equal to $30,000,000 times the sum of the "Mid-Market Swap Spread" and the "On-The-Run Treasury Rate" while Gibson would pay Bankers Trust a fixed payment of $30,000,000 times the sum of the "Spread Lock," set at 38 basis points, and the "Off-The-Run-Treasury Rate." By the terms of the agreement, the rates that Bankers Trust and Gibson would pay each other are determined and fixed on November 15, 1994. These fixed rates are used to calculate the payments that each party would be responsible for making on each of the payment dates from May 15, 1995 through November 15, 2001. Instead of making the payments on each of those payment dates, however, the parties agreed at the initiation of the contract to cash settle the swap on the second business day following the effective date of November 15, 1994.


      This swap agreement was amended on nine occasions before being canceled on January 14, 1994. The first amendment, on April 16, 1993, changed the terms of the formula to be based on 10-year Treasury rates. The next three amendments, occurring on May 19, 1993, May 27, 1993 and June 10, 1993 amended the spread lock from

38 basis points to 36 basis points, to 51 basis points and to 56 basis points, respectively.

      On September 22, 1993, Bankers Trust and Gibson amended the spread lock 1 and spread lock 2 in exchange for linking an option, wedding band 3, to the spread lock structure. The amendments adjusted spread lock 1 and spread lock 2 to 50 and 48 basis points respectively.

      The payout obligations on spread lock 1 were determined by the wedding band 3 formula. Wedding band 3 specified that "Spread Lock" shall mean the sum of (i) .50 percent (50 basis points) and (ii) a "Spread" (as defined below) determined in accordance with the following provisions:

      (a) if LIBOR1 is always greater than 3.00% and always less than 5.00%, "Spread" means zero; or

      (b) if LIBOR1 is less than or equal to 3.00% or greater than or equal to 5.00%, "Spread" means an amount determined in accordance with the following formula:
      (LIBOR2 - 3.75%) (.85)
      where:

      "LIBOR1" means the rates for deposits in U.S. Dollars for a period of 6 months which appears on Telerate Page 3750 as of 11:00 A.M., London time, on each London Business Day from, and including, September 24, 1993 to, and including
      September 24, 1994.

      "LIBOR2" means the rates for deposits in U.S. Dollars for a period of 6 months which appears on Telerate Page 3750 as of 11:00 A.M., London time, on September 24, 1994.

      The swap agreement was amended four more times, on October
15, 1993, November 29, 1993, December 17, 1993 and January 7,
1994.

      On January 14, 1994 the two parties canceled the contract in consideration for entering into another swap contract between Gibson and Bankers Trust. The termination of this spread lock transaction is discussed further in the analysis of the time swap below.

          5.  The Treasury Linked Swap (Transaction 3240)

      On February 19, 1993, Bankers Trust sold Gibson a derivative transaction sometimes referred to as the "Treasury-Linked Swap." The Treasury-Linked Swap had a term of eight months. Under the terms of the transaction, Gibson was required to pay the London Interbank Offered Rate ("LIBOR") and would receive LIBOR, plus
200 basis points, on a $30 million notional amount. At maturity, Gibson was required to pay Bankers Trust $30 million, and Bankers

Trust would pay the lesser of $30.6 million or an amount determined by the following formula:

                       103 X 2-year T yield
     $30,000,000 X 1 -         4.88%           - 30-year T price
                                 100

          6.  The Spread Lock 2 (Transaction 10803-8228A)

      On May 6, 1993 Bankers Trust and Gibson entered into the second spread lock. Commencing on May 15, 1995 and thereafter semi-annually each 15th calendar day of May and November, up to and including the termination date of November 15, 2001, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Bankers Trust would pay Gibson a fixed payment equal to $30,000,000 times the "All-In Rate" while Gibson would pay Bankers Trust a fixed payment of $30,000,000 times the sum of the "Spread Lock," set at 31.5 basis points, and the "Off-The-Run-Treasury Rate." By the terms of the agreement, the rates that Bankers Trust and Gibson would pay each other are determined and fixed on November 15, 1994. These fixed rates are used to calculate the payments that each party would be responsible for making on each of the payment dates from May 15, 1995 through November 15, 2001. Instead of making the payments on each of those payment dates, however, the parties agreed at the initiation of the contract to cash settle the swap on the second business day following the effective date of November 15, 1994.

     This swap agreement was amended on eight occasions before being canceled on January 14, 1994. The first amendment, on May 19, 1993, changed the terms of the formula to be based on 10 year Treasury rates and adjusted the spread lock to 34 basis points. The next two amendments, occurring on May 27, 1993 and June 10, 1993 amended the spread lock from 34 basis points, to 49 basis points and to 54 basis points, respectively.

     On September 22, 1993, Bankers Trust and Gibson amended the spread lock 1 and spread lock 2 in exchange for incorporating wedding band 3 into the spread lock structure. The amendments adjusted the spread locks to 50 and 48 basis points respectively.

     The payout obligation on spread lock 2 was determined by the wedding band 3 formula. Wedding band 3 specified that "spread lock" shall mean the sum of (i) .48 percent (48 basis points) and
(ii) a "Spread" (as defined below) determined in accordance with the following provisions:

     (a) if LIBOR1 is always greater than 3.00% and always less than 5.00%, "Spread" means zero; or

     (b) if LIBOR1 is less than or equal to 3.00% or greater than or equal to 5.00%, "Spread" means an amount determined in accordance with the following formula:
     (LIBOR2 - 3.75%) * .85
      where:

      "LIBOR1" means the rates for deposits in U.S. Dollars for a period of 6 months which appears on Telerate Page 3750 as of 11:00 A.M., London time, on each London Business Day from, and including, September 24, 1993 to, and including
      September 24, 1994.

      "LIBOR2" means the rates for deposits in U.S. Dollars for a period of 6 months which appears on Telerate Page 3750 as of 11:00 A.M., London time, on September 24, 1994.

      The swap agreement was amended four more times, on October
15, 1993, November 29, 1993, December 17, 1993 and January 7,
1994.

       On January 14, 1994 the two parties canceled the contract in consideration for entering into another swap contract between Gibson and Bankers Trust. The termination of this spread lock transaction is discussed further at the time swap analysis.

          7.  Knock Out Call Option (Transaction 10904-8329A)

      On June 10, 1993, Bankers Trust sold Gibson another derivative transaction sometimes referred to as a "Knock-Out Call Option." BT Securities' representatives marketed the knock-out call option to Gibson as part of a strategy to reduce Gibson's exposure on the Treasury-linked trade, described above, by reducing its notional amount. The transaction required Bankers Trust to pay Gibson on settlement date an amount calculated as follows:

      (6.876% - Yield at Maturity of 30-year Treasury security) X
      12.5 X $25,000,000.

      If at any time during the life of the knock-out call option, the yield on the 30-year U.S. Treasury security dropped below
6.48% the option expired, or was "knocked out," and became worthless. The option was not exercisable until maturity.

          8.  The Time Swap (Transaction 3320)

      On August 4, 1993 Bankers Trust and Gibson entered into a time swap agreement in order to amend the knock out call option. The time swap commenced payments on February 6, 1994 and thereafter semi-annually each 6th calendar day of August and February, up to and including the termination date of August 6, 1995, Bankers Trust and Gibson agreed to swap, on a net basis, predefined payments. Bankers Trust would pay Gibson a floating payment of equal to $30,000,000 times the 6-month LIBOR rate plus
1.00 percent, while Gibson would pay Bankers Trust a floating payment of $30,000,000 times the 6-month LIBOR rate plus N x .05 percent, where N is the number of days in a calculation period that the 6-month LIBOR rate fell outside of a designated range for that calculation period.

The calculation periods and designated ranges for the purpose of the calculations were;

      August 6, 1993 - February 6, 1994       3.1875% - 4.3125%
      February 6, 1994 - August 6, 1994       3.2500% - 4.5000%
      August 6, 1994 - February 6, 1995       3.3750% - 5.1250%
      February 6, 1995 - August 6, 1995       3.5000% - 5.2500%

      The swap agreement was amended six times before being canceled. The first two amendments, occurring on August 12, 1993 and August 25, 1993 increased the multiplier in the option payment calculation from 5% to 6.5% and from 6.5% to 9.2%, respectively. On September 10, 1993 and October 26, 1993 the bands of the options were changed. On November 29, 1993 the final 6 month period from February 6, 1995 to August 6, 1995 was eliminated from the agreement and the termination date amended to February 6, 1995. On December 17, 1993 the termination date was again amended to reflect August 6, 1994 and the calculation period August 6, 1994 to February 6, 1995 eliminated. The swap agreement was terminated on January 14, 1994 in a transaction that included terminating the spread locks and amending wedding band 3 in exchange for entering into the LIBOR linked swap and wedding band 6.

          9.  Wedding Band 3 (Transaction 3338)

      On September 22, 1993, spread lock 1 and spread lock 2 were imbedded with an option, referred to by Bankers Trust and Gibson as wedding band 3. The wedding band 3 option has previously been described as part of the descriptions of spread lock 1 and spread lock 2.

          10.  LIBOR Linked Pay Out (Transaction 11213-8638A)

       On January 14, 1994 Bankers Trust and Gibson entered into a swap agreement with the following terms. On the specified payment date, the second business day following August 15, 1995, Bankers Trust and Gibson agreed to swap, on a net basis, a predefined payment. Bankers Trust would make a payment to Gibson based on the following terms.

       If LIBOR1 is always less than 5.75%, the payment shall be the positive amount, if any, equal to $25,000,000 x
       [(spread/.00335+.125) -1].

       If LIBOR1 is ever greater than or equal to 5.75%, the payment shall be the positive amount, if any, equal to $25,000,000 x [(spread/.00335)-(LIBOR2/4.25%)]. LIBOR1 refers to the daily value of 6-month LIBOR between January 14, 1994 and August 15, 1995, while LIBOR2, refers to the 6-month LIBOR rate on August 15, 1995.

       The swap agreement described above is based on a swap spread involving the 10-year U.S. Treasury rate and 6-month LIBOR rates.

          11.  Wedding Band 6

      On January 14, 1994 Bankers Trust and Gibson entered into a swap agreement with the following terms. Gibson agreed to make a payment to Bankers Trust on September 24, 1994 defined by the following formula:

      If LIBOR1 for any day during the term of the transaction is less than or equal to 3.00% or greater than or equal to 5.00% and LIBOR2 is greater than 3.75%, the floating amount shall be equal to the product of (i) $119,700 and (ii) the number of basis points by which LIBOR2 exceeds 3.75%. Otherwise Gibson owes nothing. LIBOR1 means, for any day, the 6-month LIBOR rate for that date. LIBOR2 means the 6-month LIBOR rate on the termination date of the agreement.

      The swap agreement was amended on February 7, 1994 to change one of the multipliers from $119,700 to $79,800.

      The agreement was canceled on March 4, 1994. In exchange for terminating these transactions, Gibson entered into Swap
Transaction S10044.

          12.  Swap Transaction S10044

     On March 4, 1994 Bankers Trust and Gibson entered into the last of their swap agreements with the following terms to put a $27.5 million cap on Gibson's loss.1 Bankers Trust and Gibson agreed to swap on June 9, 1995, on a net basis, predefined payments. Bankers Trust agreed to pay Gibson an amount equal to the total amount owed by Gibson to Bankers Trust as combined consideration for the Reversal/Cancellation of Bankers Trust Transaction Ref. No. 3338 and the Amendment of Bankers Trust Transaction Ref. No. 11213-8638A. Both payments are for value March 4, 1994 and shall be canceled against each other. Gibson agreed to pay Bankers Trust either (1) if LIBOR on June 7, 1995 is less than or equal to 3.90%, the amount of $3,000,000 or (2) if LIBOR on June 7, 1995 is greater than 3.90%, an amount equal to the sum of $3,000,000 and the product of $72,500 and the number of basis points by which LIBOR exceeds 3.90%, provided, however, that, for these purposes, LIBOR cannot exceed 5.90%.







      1   These swaps were canceled as a result of the BT
Securities/Gibson settlement announced November 23, 1994.